EXHIBIT 99.1

For More Information:

Investor contact: Aaron Pearce 414-438-6895

Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation Reports Fiscal 2012 Third Quarter Results

MILWAUKEE (May 16, 2012)—Brady Corporation (NYSE: BRC) (“Brady”), a world leader in identification solutions, today reported its financial results for the fiscal 2012 third quarter ended April 30, 2012.

Quarter Ended April 30, 2012 Results:

Sales for the fiscal 2012 third quarter were down 1.9 percent to $331.6 million compared to $337.9 million in the third quarter of fiscal 2011. Organic sales were down 0.5 percent, acquisitions added 0.2 percent, and the impact of foreign currency translation decreased sales by 1.6 percent. By segment, organic sales increased 1.9 percent in the Americas, decreased 1.2 percent in the Asia-Pacific region, and decreased 3.3 percent in EMEA.

Net income in the fiscal 2012 third quarter was $27.7 million compared to $28.6 million in the same quarter last year. Excluding $2.7 million of after-tax restructuring charges in the third quarter of fiscal 2012 and $0.9 million of after-tax restructuring charges in the same quarter last year, net income was up 3.0 percent to $30.3 million compared to $29.5 million in the same quarter last year.

Earnings per diluted Class A Common Share were down 3.7 percent to $0.52 in the third quarter of fiscal 2012 compared to $0.54 in the same quarter last year. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 3.6 percent to $0.57 in the third quarter of fiscal 2012, compared to $0.55 per share in the same quarter of fiscal 2011.

Nine Months Ended April 30, 2012 Results:

Sales for the nine-month period ended April 30, 2012 were up 0.5 percent to $1.002 billion compared to $0.996 billion in the same period last year. Organic sales growth was 0.4 percent; divestitures, net of acquisitions reduced sales by 0.2 percent; and the impact of foreign currency translation increased sales by 0.3 percent. By segment, organic sales increased 3.5 percent in the Americas, decreased 2.0 percent in EMEA, and decreased 1.9 percent in the Asia-Pacific region.

Net income (loss) for the nine months ended April 30, 2012 was $(29.6) million compared to $79.1 million in the same period in fiscal 2011. Excluding the impact of the $115.7 million non-cash goodwill impairment charge incurred in the second quarter of fiscal 2012 and $2.7 million of after-tax restructuring charges during the nine-month period ended April 30, 2012 and $5.0 million of after-tax restructuring charges in the same period last year, net income was up 5.6 percent to $88.8 million compared to $84.1 million in the same period last year.

Earnings (loss) per diluted Class A Common Share were $(0.57) for the nine-month period ended April 30, 2012 compared to $1.49 in the same period of fiscal 2011. Excluding the impact of the non-cash goodwill impairment charge and the after-tax restructuring charges, earnings per diluted Class A Common Share increased 7.0 percent to $1.69 for the nine-month period ended April 30, 2012 compared to $1.58 in the same period of fiscal 2011.

Commentary and Guidance:

“Our Americas region is performing well, fueled by strength in our U.S. business. In EMEA, our growth initiatives and reallocation of resources to the stronger sub-regions are partially counter balancing the weak macro-economy, enabling our EMEA revenues to be down only slightly when compared with the prior year. During the quarter, our revenues were below our internal expectation, but profitability was maintained through reductions in selling, general, and administrative expenses, including reduced incentive compensation,” said Brady’s President and Chief Executive Officer, Frank M. Jaehnert. “After quarter-end, we completed two acquisitions for a purchase price of approximately $36 million. These two acquisitions, Pervaco AS in Norway and Runelandhs Försäljnings AB in Sweden expand our presence in the Scandanavian region, which is an under-penetrated market for Brady. We also announced the acquisition of Grafo Wiremarkers Africa (Pty) Ltd in South Africa during the third quarter, which is our first acquisition on the African continent.”

“Our balance sheet is strong with $374.4 million of cash and $342.1 million of debt as of April 30, 2012 and our acquisition pipeline is robust,” said Brady’s Chief Financial Officer, Thomas J. Felmer. “In Asia, we are working to improve the profitability of the business as the changes that we announced last quarter related to the separation of our die-cut business and our MRO and identification businesses into two distinct and separate operations are starting to take hold. Our new management team is in place in Asia and driving hard to deliver results. Because of the ongoing weaknesses in our Asian die-cut business and the weak macro-environment in Europe, we are modifying our full year fiscal 2012 guidance range for earnings per diluted Class A Common Share, exclusive of after-tax restructuring charges and the Asia goodwill impairment to between $2.15 and $2.25; down from our previous guidance range of $2.20 to $2.40 per diluted Class A Common Share.”

A webcast regarding Brady’s fiscal 2012 third quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2011 employed approximately 6,500 people at operations in the Americas, EMEA and Asia-Pacific. Brady’s fiscal 2011 sales were approximately $1.34 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2011. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands, Except Per Share Amounts)

	(Unaudited)
	Three Months Ended April 30,			Nine Months Ended April 30,
	2012	2011	Percentage Change	2012	2011	Percentage Change
Net sales	$331,629	$337,896	-1.9%	$1,001,721	$996,493	0.5%
Cost of products sold	171,582	170,258	0.8%	520,538	505,333	3.0%

Gross margin	160,047	167,638	-4.5%	481,183	491,160	-2.0%

Operating expenses:
Research and development	8,940	10,550	-15.3%	28,721	32,226	-10.9%
Selling, general and administrative	106,714	115,006	-7.2%	320,489	332,394	-3.6%
Restructuring charges	3,440	1,211	184.1%	3,440	6,986	-50.8%
Impairment charge	—	—	N/A	115,688	—	N/A

Total operating expenses	119,094	126,767	-6.1%	468,338	371,606	26.0%

Operating income	40,953	40,871	0.2%	12,845	119,554	-89.3%

Other income and (expense):
Investment and other income	1,110	1,428	-22.3%	1,720	2,892	-40.5%
Interest expense	(4,735)	(5,103)	-7.2%	(14,715)	(16,640)	-11.6%

Income (loss) before income taxes	37,328	37,196	0.4%	(150)	105,806	-100.1%

Income taxes	9,676	8,607	12.4%	29,420	26,737	10.0%

Net income (loss)	$27,652	$28,589	-3.3%	$(29,570)	$79,069	-137.4%

Per Class A Nonvoting Common Share:
Basic net income (loss)	$0.53	$0.54	-1.9%	$(0.57)	$1.50	-138.0%
Diluted net income (loss)	$0.52	$0.54	-3.7%	$(0.57)	$1.49	-138.3%
Dividends	$0.185	$0.18	2.8%	$0.555	$0.54	2.8%

Per Class B Voting Common Share:
Basic net income (loss)	$0.53	$0.54	-1.9%	$(0.58)	$1.48	-139.2%
Diluted net income (loss)	$0.52	$0.54	-3.7%	$(0.58)	$1.47	-139.5%
Dividends	$0.185	$0.18	2.8%	$0.538	$0.523	2.8%

Weighted average common shares outstanding (in thousands):
Basic	52,513	52,701		52,539	52,581
Diluted	53,003	53,337		52,539	53,067

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	(Unaudited)
	April 30, 2012	July 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$374,425	$389,971
Accounts receivable—net	210,694	228,483
Inventories:
Finished products	65,322	62,152
Work-in-process	15,045	14,550
Raw materials and supplies	25,749	27,484

Total inventories	106,116	104,186
Prepaid expenses and other current assets	40,267	35,647

Total current assets	731,502	758,287

Other assets:
Goodwill	666,423	800,343
Other intangible assets	76,260	89,961
Deferred income taxes	48,578	53,755
Other	20,760	19,244

Property, plant and equipment:
Cost:
Land	6,119	6,406
Buildings and improvements	100,569	104,644
Machinery and equipment	303,666	305,557
Construction in progress	12,280	11,226

	422,634	427,833

Less accumulated depreciation	295,017	287,918

Property, plant and equipment—net	127,617	139,915

Total	$1,671,140	$1,861,505

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$75,303	$98,847
Wages and amounts withheld from employees	48,954	69,798
Taxes, other than income taxes	10,169	7,612
Accrued income taxes	20,939	9,954
Other current liabilities	41,926	54,406
Current maturities on long-term debt	61,264	61,264

Total current liabilities	258,555	301,881

Long-term obligations, less current maturities	280,812	331,914

Other liabilities	68,191	71,518

Total liabilities	607,558	705,313

Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 49,031,625 and 49,284,252 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	311,369	307,527
Income retained in the business	730,295	789,100
Treasury stock—1,919,862 and 1,667,235 shares, respectively of Class A nonvoting common stock, at cost	(55,354)	(50,017)
Accumulated other comprehensive income	80,432	113,898
Other	(3,708)	(4,864)

Total stockholders’ investment	1,063,582	1,156,192

Total	$1,671,140	$1,861,505

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)	(Unaudited)
	Nine Months Ended
	April 30,
	2012	2011
Operating activities:
Net (loss) income	$(29,570)	$79,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,921	37,522
Non-cash portion of restructuring charges	458	2,155
Non-cash portion of stock-based compensation expense	7,592	9,396
Impairment charge	115,688	—
Gain on divestiture of business	—	(4,394)
Deferred income taxes	(3,192)	(9,018)
Changes in operating assets and liabilities
(net of effects of business acquisitions/divestitures):
Accounts receivable	11,050	211
Inventories	(5,595)	(1,491)
Prepaid expenses and other assets	(4,386)	772
Accounts payable and accrued liabilities	(39,472)	(8,355)
Income taxes	15,101	4,579

Net cash provided by operating activities	100,595	110,446

Investing activities:
Purchases of property, plant and equipment	(14,498)	(13,671)
Payments of contingent consideration	(2,580)	(979)
Settlement of net investment hedges	(797)	—
Acquisition of business, net of cash acquired	(3,039)	(7,970)
Divestiture of business, net of cash retained in business	—	12,979
Other	(1,536)	(379)

Net cash used in investing activities	(22,450)	(10,020)

Financing activities:
Payment of dividends	(29,235)	(28,500)
Proceeds from issuance of common stock	3,624	7,154
Purchase of treasury stock	(12,309)	—
Principal payments on debt	(42,514)	(42,514)
Debt issuance costs	(961)	—
Income tax benefit from the exercise of stock options and deferred compensation distribution, and other	754	1,075

Net cash used in financing activities	(80,641)	(62,785)

Effect of exchange rate changes on cash	(13,050)	21,497

Net (decrease) increase in cash and cash equivalents	(15,546)	59,138
Cash and cash equivalents, beginning of period	389,971	314,840

Cash and cash equivalents, end of period	$374,425	$373,978

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$15,746	$16,349
Income taxes, net of refunds	19,959	26,695
Acquisitions:
Fair value of assets acquired, net of cash	$2,395	$4,624
Liabilities assumed	(583)	(1,446)
Goodwill	1,227	4,792

Net cash paid for acquisitions	$3,039	$7,970

Information by regional segment for the three and nine months ended April 30, 2012 and 2011 is as follows:

(in thousands)	Americas	EMEA	Asia- Pacific	Total Region	Corporate and Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
April 30, 2012	$150,629	$97,938	$83,062	$331,629	—	$331,629
April 30, 2011	$149,217	$105,894	$82,785	$337,896	—	$337,896

Nine months ended:
April 30, 2012	$442,896	$290,887	$267,938	$1,001,721	—	$1,001,721
April 30, 2011	$431,216	$301,985	$263,292	$996,493	—	$996,493

SALES INFORMATION
Three months ended April 30, 2012:
Base	1.9%	-3.3%	-1.2%	-0.5%	—	-0.5%
Currency	-0.9%	-4.7%	1.5%	-1.6%	—	-1.6%
Acquisitions/Divestitures	0.0%	0.5%	0.0%	0.2%	—	0.2%

Total	1.0%	-7.5%	0.3%	-1.9%	—	-1.9%

Nine months ended April 30, 2012:
Base	3.5%	-2.0%	-1.9%	0.4%	—	0.4%
Currency	-0.5%	-1.1%	3.0%	0.3%	—	0.3%
Acquisitions/Divestitures	-0.3%	-0.6%	0.7%	-0.2%	—	-0.2%

Total	2.7%	-3.7%	1.8%	0.5%	—	0.5%

SEGMENT PROFIT
Three months ended:
April 30, 2012	$38,887	$25,571	$6,598	$71,056	$(388)	$70,668
April 30, 2011	$38,292	$28,938	$9,976	$77,206	$(3,561)	$73,645
Percentage change	1.6%	-11.6%	-33.9%	-8.0%		-4.0%

Nine months ended:
April 30, 2012	$117,914	$78,432	$27,635	$223,981	$(6,009)	$217,972
April 30, 2011	$108,666	$82,165	$38,330	$229,161	$(12,087)	$217,074
Percentage change	8.5%	-4.5%	-27.9%	-2.3%		0.4%

NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Nine months ended:
	April 30, 2012	April 30, 2011	April 30, 2012	April 30, 2011
Total profit for reportable segments	$71,056	$77,206	$223,981	$229,161
Corporate and eliminations	(388)	(3,561)	(6,009)	(12,087)
Unallocated amounts:
Administrative costs	(26,275)	(31,563)	(85,999)	(90,534)
Restructuring charges	(3,440)	(1,211)	(3,440)	(6,986)
Impairment charge	—	—	(115,688)	—
Investment and other income	1,110	1,428	1,720	2,892
Interest expense	(4,735)	(5,103)	(14,715)	(16,640)

Income (loss) before income taxes	37,328	37,196	(150)	105,806
Income taxes	(9,676)	(8,607)	(29,420)	(26,737)

Net income (loss)	$27,652	$28,589	$(29,570)	$79,069

NON-GAAP MEASURES

(in thousands)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

EBITDA:

Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes, depreciation and amortization and non-cash impairment charges. EBITDA is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the Company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2012
	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income (loss)	$32,732	$(89,954)	$27,652		$(29,570)
Interest expense	5,047	4,933	4,735		14,715
Income taxes	11,109	8,635	9,676		29,420
Depreciation and amortization	11,241	10,935	10,745		32,921
Impairment charge	—	115,688	—		115,688

EBITDA (non-GAAP measure)	$60,129	$50,237	$52,808	$—	$163,174

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income	$26,281	$24,199	$28,589	$29,583	$108,652
Interest expense	5,687	5,850	5,103	5,484	22,124
Income taxes	9,925	8,205	8,607	8,669	35,406
Depreciation and amortization	12,594	12,908	12,020	11,305	48,827

EBITDA (non-GAAP measure)	$54,487	$51,162	$54,319	$55,041	$215,009

Diluted Earnings Per Share Excluding Impairment and Restructuring Charges:

This is a measure of the Company’s diluted net earnings per share excluding the current year Asia non-cash goodwill impairment charge and prior year restructuring charges. We do not view these items to be part of our sustainable results. We believe this earnings per share measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth. The table below provides a reconciliation of diluted net earnings per share to diluted earnings per share excluding the impairment charge and restructuring charges:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Diluted Earnings (Loss) per Share	$0.52	$0.54	$(0.57)	$1.49
Non-Cash Goodwill Impairment	—	—	2.21	—
Restructuring Charges	0.05	0.01	0.05	0.09
Diluted Earnings per Share Excluding

Impairment and Restructuring Charges	$0.57	$0.55	$1.69	$1.58

Net Income Excluding Impairment and Restructuring Charges:

This is a measure of the Company’s net income excluding the current year Asia non-cash goodwill impairment charge and prior year restructuring charges. We do not view these items to be part of our sustainable results. We believe this net income measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year net income growth. The table below provides a reconciliation of net income to net income excluding the impairment charge and restructuring charges:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Net Income (Loss)	$27,652	$28,589	$(29,570)	$79,069
Non-Cash Goodwill Impairment	—	—	115,688	—
Restructuring Charges	2,683	872	2,683	4,994
Net Income Excluding

Impairment and Restructuring Charges	$30,335	$29,461	$88,801	$84,063

All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.